ACTEL CORPORATION Q3 2003 EARNINGS RELEASE

Contact:  Jon Anderson, Actel Corporation (650) 318-4445


For Release:  October 22, 2003 @ 1:00 P.M. PDT



                      ACTEL ANNOUNCES THIRD QUARTER RESULTS

     Mountain View, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $38.4 million for the third quarter of 2003, up 17 percent from the third quarter of 2002 and 5 percent from the second quarter of 2003.



     Pro-forma net income, which excludes acquisition-related amortization and other non-operating items, was $2.6 million for the third quarter of 2003, up 46 percent from the third quarter of 2002 and 33 percent sequentially. Pro-forma earnings were $0.10 per diluted share, compared with $0.07 for the third quarter of 2002 and $0.08 for the second quarter of 2003.



     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $2.3 million, or $0.08 per share, for the third quarter of 2003 compared with $1.1 million, or $0.04 per share, for the third quarter of 2002 and $1.4 million, or $0.05 per share, for the second quarter of 2003.



     Gross margin was 60.7 percent for the third  quarter of 2003  compared with
58.4 percent for the third quarter of 2002 and 60.2 percent for the second quarter of 2003.



     During the third quarter, Actel:



     o Unveiled the industry's first flash-based FPGAs qualified to full military specifications.



     o Introduced the first embedded system platform for highly integrated single chip 8051 designs.



     John East, president and CEO, stated, "Our revenues grew for the fourth consecutive quarter and are at the highest level since the first quarter of 2001. Design wins also continued to increase. We're very excited about the future."



Business Outlook - Fourth Quarter 2003

     The company believes that fourth quarter revenues will grow sequentially in the 1% to 5% range. Gross margin is expected to be about 61%. Operating expenses are anticipated to come in at approximately $21.8 million. Other income will be about $0.7 million. The tax rate for the quarter is expected to be about 13%. Share count is expected to be approximately 27.5 million shares.



     A conference call to discuss third quarter results will be held today at 2:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update during the second week of December.



     Actel Corporation is a supplier of innovative programmable logic solutions, including FPGAs based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs approximately 500 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, CA 94043-4655. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.



     The statements under the heading "Business Outlook - Fourth Quarter 2003" are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the "Risk Factors" in Actel's most recent Forms 10-K and 10-Q. Actel's quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel's stock to decline significantly.



Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.


                                     --30--

                                ACTEL CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
               (unaudited, in thousands except per share amounts)



                                                             Three Months Ended                 Nine Months Ended
                                                   --------------------------------------    ------------------------
                                                     Oct. 5,       Oct. 6,       Jul. 6,       Oct. 5,       Oct. 6,
                                                      2003          2002          2003          2003          2002
                                                   ----------    ----------    ----------    ----------    ----------
Net revenues..................................     $   38,405    $   32,912    $   36,609    $  109,355    $  100,265
Costs and expenses:
   Cost of revenues...........................         15,086        13,683        14,584        44,399        39,423
   Research and development...................         10,234         9,575         9,851        29,598        29,214
   Selling, general, and
      administrative..........................         10,457        10,560        11,070        32,559        32,307
   Amortization of goodwill and
      other acquisition-related
      intangibles.............................            663           681           663         2,007         2,043
                                                   ----------    ----------    ----------    ----------    ----------
         Total costs and expenses.............         36,440        34,499        36,168       108,563       102,987
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) from operations.................          1,965        (1,587)          441           792        (2,722)
Interest income and other, net................            754         1,371           815         2,561         3,539
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) before tax (benefit) provision..          2,719          (216)        1,256         3,353           817
Tax (benefit) provision.......................            436        (1,323)         (130)         (547)       (1,089)
                                                   ----------    ----------    ----------    ----------    ----------
Net income....................................     $    2,283    $    1,107    $    1,386    $    3,900    $    1,906
                                                   ==========    ==========    ==========    ==========    ==========
Net income per share:
   Basic......................................     $     0.09    $     0.05    $     0.06    $     0.16    $     0.08
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted....................................     $     0.08    $     0.04    $     0.05    $     0.15    $     0.08
                                                   ==========    ==========    ==========    ==========    ==========

Shares used in computing net income per share:
   Basic....................................           25,055        24,531        24,550        24,631        24,361
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted..................................           27,101        24,959        25,776        25,974        25,399
                                                   ==========    ==========    ==========    ==========    ==========

                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                 AND OTHER ITEMS
                    (in thousands, except per share amounts)

     The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).


                                                             Three Months Ended                 Nine Months Ended
                                                   --------------------------------------    ------------------------
                                                     Oct. 5,       Oct. 6,       Jul. 6,       Oct. 5,       Oct. 6,
                                                      2003          2002          2003          2003          2002
                                                   ----------    ----------    ----------    ----------    ----------
Pro-Forma operating costs and expenses......       $   21,265    $   20,135    $   20,921    $   62,731    $   61,521
Pro-Forma operating income (loss)...........       $    2,054    $     (906)   $    1,104    $    2,225    $     (679)
Pro-Forma net income........................       $    2,602    $    1,788    $    1,958    $    5,471    $    4,964
Pro-Forma basic earnings per share..........       $     0.10    $     0.07    $     0.08    $     0.22    $     0.20
Pro-Forma diluted earnings per share........       $     0.10    $     0.07    $     0.08    $     0.21    $     0.20


                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)

                                                            Three Months Ended                 Nine Months Ended
                                                   --------------------------------------    ------------------------
                                                     Oct. 5,       Oct. 6,       Jul. 6,       Oct. 5,       Oct. 6,
                                                      2003          2002          2003          2003          2002
                                                   ----------    ----------    ----------    ----------    ----------
Pro-Forma net income........................       $    2,602    $    1,788    $    1,958    $    5,472    $    4,964
Amortization of goodwill and other
   acquisition-related intangibles..........             (663)         (681)         (663)       (2,007)       (2,043)
Gains (losses) on sales and write-downs of
   strategic equity investments, net of tax.                -             -            91            91        (1,015)
Adjustment of legal accrual, net of
   tax impact...............................              344             -             -           344             -
                                                   ----------    ----------    ----------    ----------    ----------
GAAP net income.............................       $    2,283    $    1,107    $    1,386    $    3,900    $    1,906
                                                   ==========    ==========    ==========    ==========    ==========

                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)

                                                                                               Oct. 5,       Jan. 5,
                                                                                                2003          2003
                                                                                             ----------    ----------
                                     ASSETS


Current assets:
   Cash and cash equivalents...........................................................      $   17,726    $   18,207
   Short-term investments..............................................................         131,379       115,622
   Accounts receivable, net............................................................          14,819        17,615
   Inventories, net....................................................................          33,318        34,591
   Deferred income taxes and other current assets......................................          28,549        33,022
                                                                                             ----------    ----------
         Total current assets..........................................................         225,791       219,057
Property and equipment, net............................................................          18,188        16,204
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          25,443        25,918
                                                                                             ----------    ----------
                                                                                             $  301,564    $  293,321
                                                                                             ==========    ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................      $    8,316    $   11,500
   Accrued salaries and employee benefits..............................................           5,072         7,280
   Other accrued liabilities...........................................................           3,515         3,879
   Deferred income on shipments to distributors .......................................          21,526        26,459
                                                                                             ----------    ----------
         Total current liabilities.....................................................          38,429        49,118
Deferred compensation plan liability...................................................           2,433         1,889
Deferred rent liability................................................................             625             -
                                                                                             ----------    ----------
         Total liabilities.............................................................          41,487        51,007
Shareholders' equity...................................................................         260,077       242,314
                                                                                             ----------    ----------
                                                                                             $  301,564    $  293,321
                                                                                             ==========    ==========